FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2026 RESULTS
•Cash Rental Rates on New and Renewal Leasing Increased 52% in 3Q26
•Cash Same Store NOI Growth of 5.6% in 3Q26
•Acquired 100% Leased 764,000 SF Building in Central Pennsylvania for $120 Million in 3Q26
•Signed Remaining 32,000 SF at First Park Miami Building 12 in South Florida in 3Q26
•2026 FFO Guidance Increased $0.01 at the Midpoint
•2026 Cash Same Store NOI Growth Guidance Increased 75 Basis Points at the Midpoint to 6.5%

CHICAGO, October 21, 2026 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the third quarter of 2026. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.44 in the third quarter, compared to $0.49 a year ago and third quarter funds from operations (FFO) was $0.81 per share/unit on a diluted basis, compared to $0.76 per share/unit a year ago.

“Industrial real estate market fundamentals continued to improve in the third quarter, with strong net absorption reflecting the breadth of tenant demand in the marketplace,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We experienced a strong pace of early renewals from our tenants for our 2027 expirations and we are excited about our levels of overall prospect activity.”

Portfolio Performance

•In service occupancy was 94.1% at the end of the third quarter of 2026, compared to 94.9% at the end of the second quarter of 2026, and 94.0% at the end of the third quarter of 2025.
•In the third quarter, cash rental rates on commenced new and renewal leases increased 52% and increased 76% on a straight-line basis.
•The Company has achieved a cash rental rate increase of approximately 38% on leases signed to date commencing in 2026 reflecting 94% of 2026 expirations by square footage.
•The Company has achieved a cash rental rate increase of approximately 16% on leases signed to date commencing in 2027 reflecting 45% of 2027 expirations by square footage.
•In the third quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 5.6%, primarily reflecting increases in rental rates on new and renewal leasing and contractual rent escalations, partially offset by lower average occupancy.

Development Leasing Highlights

During the third quarter, the Company:
•Leased the remaining 32,000 square feet of its 136,000 square-foot First Park Miami Building 12 in South Florida; commenced in the third quarter.

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Investment Highlights

During the third quarter, the Company:
•Acquired a fully leased 764,000 square-foot building in Central Pennsylvania for $120 million.
•Acquired a 32-acre land site in Dallas for $13 million for a two-building project developable to 390,000 square feet.

Outlook for 2026

“We increased our guidance by $0.01 at the midpoint based on our third quarter performance and outlook. As always, our team is laser-focused on leasing and serving our current and new customers to drive future cash flow growth,” said Mr. Baccile.

	Low End of	High End of
	Guidance for 2026	Guidance for 2026
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$2.51	$2.55
Add: Depreciation and Other Amortization of Real Estate	1.50	1.50
Less: Gain on Sale of Real Estate, Net of Allocable Income Tax Provision, Through October 21, 2026	(0.90)	(0.90)

NAREIT Funds From Operations	$3.11	$3.15

Add: Advisory Costs Related to a Contested Proxy Campaign	0.04	0.04

FFO Before Advisory Costs Related to a Contested Proxy Campaign	$3.15	$3.19

The following assumptions were used for guidance:
•In service occupancy at year-end fourth quarter of 94.5% to 96.5%. This implies a full-year quarter-end average in service occupancy of 94.5% to 95.0%, an increase of 25 basis points at the midpoint. The guidance assumes 650,000 square feet of additional development leasing in December 2026.
•Fourth quarter SS NOI growth on a cash basis before termination fees of 4.0% to 6.0%. This implies SS NOI growth for the full year 2026 of 6.25% to 6.75%, an increase of 75 basis points at the midpoint.
•Includes the incremental costs expected in 2026 related to the Company’s completed and under construction developments as of September 30, 2026. In total, the Company expects to capitalize $0.08 per share of interest in 2026.
•General and administrative expense of $42.0 million to $43.0 million. This range excludes $5.6 million of costs related to a contested proxy campaign recognized in the first quarter.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, equity issuances, or stock repurchases post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, October 22, 2026 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (833) 890-3273, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2026 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.
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FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. In total, we own and have under development approximately 72.9 million square feet of industrial space concentrated in 15 target MSAs as of September 30, 2026. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically, including impacts and uncertainties arising from trade disputes and tariffs on goods imported to or exported from the United States; changes in legislation/regulation (including laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability, cost and attractiveness of financing (including both public and private capital), increases in or prolonged periods of elevated interest rates, and our ability to raise equity capital on attractive terms; the availability and attractiveness of terms of debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; changes in the competitive environment in which we operate, including changes in supply, demand and valuation of industrial properties and land in our current and potential markets; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to successfully integrate acquired properties; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreases in rental rates or increases in vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up timelines; uncertainty and economic impacts of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with cybersecurity breaches, cyberattacks, intrusions
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or other significant disruptions of our information technology networks or systems; potential natural disasters and other catastrophic events, including acts of war or terrorism; insufficient or unavailable insurance coverage; technological developments, particularly those affecting supply chains and logistics; litigation risks, including costs associated with prosecuting or defending claims and potential adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described in Item A, "Risk Factors" and elsewhere in our annual report, on Form 10-K for the year ended December 31, 2025, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and public filings with the Securities and Exchange Commission (the “SEC”). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements except as may be required by law. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Statements of Operations and Other Data:
Total Revenues	$197,115	$181,430	$586,882	$538,667

Property Expenses	(50,372)	(46,185)	(151,947)	(139,950)
General and Administrative (a)	(8,607)	(8,552)	(40,431)	(32,883)
Joint Venture Development Services Expense	(4)	(190)	(53)	(524)
Depreciation of Corporate FF&E	(141)	(147)	(448)	(477)
Depreciation and Other Amortization of Real Estate	(50,855)	(45,601)	(150,843)	(136,232)
Total Expenses	(109,979)	(100,675)	(343,722)	(310,066)
Gain on Sale of Real Estate	—	9,538	125,623	17,503
Interest Expense	(24,787)	(21,731)	(73,074)	(62,922)
Amortization of Debt Issuance Costs	(1,571)	(1,393)	(4,673)	(3,684)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$60,778	$67,169	$291,036	$179,498
Equity in Income of Joint Venture	54	387	244	3,800
Income Tax Provision	(309)	(192)	(3,145)	(6,171)
Net Income	$60,523	$67,364	$288,135	$177,127
Net Income Attributable to the Noncontrolling Interests	(1,973)	(2,058)	(9,388)	(8,533)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$58,550	$65,306	$278,747	$168,594
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (d) AND AFFO (d)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$58,550	$65,306	$278,747	$168,594
Depreciation and Other Amortization of Real Estate	50,855	45,601	150,843	136,232
Depreciation and Other Amortization of Real Estate in the Joint Venture (b)	—	607	—	2,182
Net Income Attributable to the Noncontrolling Interests	1,973	2,058	9,388	8,533
Gain on Sale of Real Estate	—	(9,538)	(125,623)	(17,503)
Gain on Sale of Real Estate from Joint Venture (b)	(7)	(163)	(85)	(3,743)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (b)	(6)	(100)	(19)	(269)
Income Tax (Benefit) Provision - Excluded from FFO (c)	—	(257)	2,300	5,408
Funds From Operations ("FFO") (NAREIT) (d)	$111,365	$103,514	$315,551	$299,434
Amortization of Equity Based Compensation	2,543	2,020	20,209	18,293
Amortization of Debt Discounts and Hedge Costs	262	262	787	553
Amortization of Debt Issuance Costs	1,571	1,393	4,673	3,684
Depreciation of Corporate FF&E	141	147	448	477
Non-incremental Building Improvements	(5,845)	(5,641)	(17,655)	(13,229)
Non-incremental Leasing Costs	(15,264)	(6,401)	(32,891)	(19,580)
Capitalized Interest	(2,537)	(3,489)	(8,653)	(9,374)
Capitalized Overhead	(1,554)	(1,589)	(6,178)	(6,492)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(5,881)	(3,604)	(15,042)	(13,912)
Adjusted Funds From Operations ("AFFO") (d)	$84,801	$86,612	$261,249	$259,854
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (d) AND NOI (d)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$58,550	$65,306	$278,747	$168,594
Interest Expense	24,787	21,731	73,074	62,922
Depreciation and Other Amortization of Real Estate	50,855	45,601	150,843	136,232
Depreciation and Other Amortization of Real Estate in the Joint Venture (b)	—	607	—	2,182
Income Tax Provision - Allocable to FFO (c)	309	449	845	763
Net Income Attributable to the Noncontrolling Interests	1,973	2,058	9,388	8,533
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (b)	(6)	(100)	(19)	(269)
Amortization of Debt Issuance Costs	1,571	1,393	4,673	3,684
Depreciation of Corporate FF&E	141	147	448	477
Gain on Sale of Real Estate	—	(9,538)	(125,623)	(17,503)
Gain on Sale of Real Estate from Joint Venture (b)	(7)	(163)	(85)	(3,743)
Income Tax (Benefit) Provision - Excluded from FFO (c)	—	(257)	2,300	5,408
Adjusted EBITDA (d)	$138,173	$127,234	$394,591	$367,280
General and Administrative (a)	8,607	8,552	40,431	32,883
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (b)	(41)	(731)	(140)	(1,970)
Net Operating Income ("NOI") (d)	$146,739	$135,055	$434,882	$398,193
Non-Same Store NOI	(8,362)	(3,767)	(25,022)	(7,513)
Same Store NOI Before Same Store Adjustments (d)	$138,377	$131,288	$409,860	$390,680
Straight-line Rent	(2,953)	(2,854)	(5,470)	(12,311)
Above (Below) Market Lease Amortization	(186)	(473)	(966)	(1,467)
Lease Termination Fees	(213)	(44)	(379)	(154)
Same Store NOI (Cash Basis without Termination Fees) (d)	$135,025	$127,917	$403,045	$376,748

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,943	135,479	135,931	135,461
Weighted Avg. Number of Shares Outstanding - Basic	132,612	132,450	132,597	132,432

Weighted Avg. Number of Shares/Units Outstanding - Diluted	136,554	135,920	136,507	135,973
Weighted Avg. Number of Shares Outstanding - Diluted	132,686	132,504	132,665	132,492

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$58,550	$65,306	$278,747	$168,594
Less: Allocation to Participating Securities	(33)	(37)	(134)	(108)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$58,517	$65,269	$278,613	$168,486

Basic and Diluted Per Share (a)	$0.44	$0.49	$2.10	$1.27

FFO (NAREIT) (d)	$111,365	$103,514	$315,551	$299,434
Less: Allocation to Participating Securities	(160)	(149)	(438)	(435)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$111,205	$103,365	$315,113	$298,999

Basic Per Share/Unit (a)	$0.82	$0.76	$2.32	$2.21
Diluted Per Share/Unit (a)	$0.81	$0.76	$2.31	$2.20

Common Dividends/Distributions Per Share/Unit	$0.500	$0.445	$1.500	$1.335
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Balance Sheet Data (end of period):	September 30, 2026	December 31, 2025
Gross Real Estate Investment	$6,636,831	$6,367,678
Total Assets	5,872,304	5,688,081
Debt	2,641,235	2,553,396
Total Liabilities	3,002,086	2,929,151
Total Equity	2,870,218	2,758,930

(a) Includes $5,570 of advisory costs related to a contested proxy campaign recognized in the first quarter of 2026. Excluding these costs, basic and diluted EPS would have been $2.14 and basic and diluted FFO per share/unit would have been $2.36 and $2.35, respectively, for the nine months ended September 30, 2026.

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2026	2025	2026	2025
(b)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$54	$387	$244	$3,800
	Gain on Sale of Real Estate from Joint Venture	(7)	(163)	(85)	(3,743)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	—	607	—	2,182
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(6)	(100)	(19)	(269)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$41	$731	$140	$1,970

(c)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(309)	$(192)	$(3,145)	$(6,171)
	Income Tax (Benefit) Provision - Excluded from FFO	—	(257)	2,300	5,408
	Income Tax Provision - Allocable to FFO	$(309)	$(449)	$(845)	$(763)

(d) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

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Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest) and minus general and administrative expenses.

AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across real estate companies, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. We believe SS NOI enhances the comparability of a company's real estate portfolio to that of other real estate companies. Same store properties are properties that were owned and placed in service prior to January 1, 2025 and held as an in service property through the end of the current reporting period including certain income-producing land parcels, and developments and redevelopments that were placed in service prior to January 1, 2025 (the "Same Store Pool"). Properties acquired with occupancy of at least 75% at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would reduce occupancy below 75%, in which case such properties are placed in service upon the earlier of reaching 90% occupancy or twelve months after tenant move out. Properties acquired with less than 75% occupancy are placed in service upon the earlier of reaching 90% occupancy or one year following acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop are placed in service upon the earlier of reaching 90% occupancy or one year after construction completion.

We define SS NOI as NOI, less NOI from properties not in the Same Store Pool, and further adjusted to exclude the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. These items are excluded because we believe excluding them provides a more meaningful reflection of cash-basis rental growth and allows for a more consistent year-over-year analysis of property-level performance. SS NOI does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. SS NOI should not be considered an alternative to net income or cash flows from operations as defined by GAAP, nor should it be used as a substitute in evaluating our liquidity or overall operating performance. Additionally, our method for calculating SS NOI may differ from the methods used by other real estate companies, limiting comparability.